Exhibit 99.2

Navidea Biopharmaceuticals Announces Oral Ruling in Case Involving Attorney’s Fees

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that on August 30, 2022, the District Court of Harris County, Texas (the “Court”) made an oral ruling from the bench in open court at the conclusion of the trial in Case No. 2018-24442-151; Capital Royalty Partners II, L.P. et al. v. Navidea Biopharmaceuticals, Inc. and Macrophage Therapeutics, Inc., awarding Capital Royalty Group (“CRG”) $2,572,937.61 in attorney’s fees on their breach of contract claims against Navidea and Macrophage Therapeutics (“MT”).

The Court’s oral ruling did not set out the findings and conclusions made by the Court in support of the ruling; however, on November 21, 2021, the Court entered an Interlocutory Summary Judgment against Navidea and MT, ruling breach of the Global Settlement Agreement in seeking reconsideration and an appeal of the Amended Final Judgment entered by the Court in the prior case among the parties, Case No. 2016-22242-151; Capital Royalty Partners II, L.P. et al. v. Navidea Biopharmaceuticals, Inc. and Macrophage Therapeutics, Inc., and by pursuing a suit against CRG in the State of Ohio. A formal written final judgment will be entered by the Court in the case in the near future.

Navidea is disappointed in the Court’s ruling and does not believe the law and the facts presented at the trial support the ruling against it. Once a final written judgment identifying the basis and reasoning in support of the trial court’s decision is received, Navidea can better assess the Court’s judgment and determine what course of action to pursue in response to the court’s ruling.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Jeffrey Smith

Vice President of Operations

614-822-2365

jsmith@navidea.com